Exhibit 99.2

ACT II GLOBAL ACQUISITION CORP. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF PUBLIC WARRANT HOLDERS TO BE HELD ON JUNE 15, 2020 The undersigned hereby appoints Irwin D. Simon, John Carroll, Ira J. Lamel, or Ashish Gupta (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the warrants that the undersigned is entitled to vote at the special meeting of public warrant holders (the “Warrant Holders Meeting”) of Act II Global Acquisition Corp. (“Act II”), to be held on June 15, 2020, at 8:00 a.m. Eastern time, at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, and at any adjournments and/or postponements thereof. Due to concerns about the coronavirus (COVID-19) and warnings from public officials regarding public gatherings, the Warrant Holders Meeting may be held solely by means of remote communication or the public warrant holders may be provided the ability to attend the Warrant Holders Meeting by means of remote communication. In that event, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on our website at www.wholeearthbrands.com and filed with the U.S. Securities and Exchange Commission as supplemental proxy material. Such warrants shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the Warrant Holders Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said Warrant Holders Meeting. THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANT HOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL PRESENTED TO THE WARRANT HOLDERS. PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed below) Important Notice Regarding the Availability of Proxy Materials for the Warrant Holders Meeting: The Notice and Proxy Statement/Prospectus are available at https://www.cstproxy.com/actiiglobalacquisition/2020 P R O X Y Proposal No. 1 — The Warrant Amendment Proposal — To appove and adopt an amendment (the “Warrant Amendment”) to the warrant agreement that governs all of Act II’s outstanding warrants to provide that, immediately prior to the consummation of the Business Combination (as defined in the proxy statement/prospectus), (i) each of Act II’s outstanding warrants, which currently entitle the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share, will become exercisable for one-half of one share at an exercise price of $5.75 per one-half share ($11.50 per whole share) and (ii) each holder of a warrant will receive, for each such warrant, a cash payment of $0.75 (although the holders of the private placement warrants have waived their rights to receive such payment). X Please mark vote as indicated in this example THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED Date: , 2020 Warrant Holder's Signature Warrant Holder's Signature NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The warrants represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned warrant holder(s). If no direction is made, this proxy will be voted “FOR” each proposal presented to the warrant holders. If any other matters properly come before the special meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. The Board of Directors recommends a vote “FOR” each proposal Proposal No. 2 — The Warrant Holders Adjournment Proposal — To approve a proposal to adjourn the Warrant Holders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by Act II that more time is necessary or appropriate to approve the Warrant Amendment Proposal. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN